NOTICE OF GUARANTEED DELIVERY
DOV PHARMACEUTICAL, INC.

Offer to Exchange

Shares of Convertible Preferred Stock Plus a Cash Payment

for

Each $1,000 Principal Amount of Outstanding

2.50% Convertible Subordinated Debentures due 2025

(the “Debentures”)

CUSIP Nos. 259858AA6 and 259858AB4

This form or one substantially equivalent hereto must be used by registered holders of outstanding 2.50% Convertible Subordinated Debentures due 2025 (the “Debentures”) who wish to tender their Debentures in exchange for a cash payment of $212.50 plus either

(i)

8 shares of new series C convertible preferred stock, par value $1.00 per share and liquidation preference of $100 per share, or

(ii)

8 shares of new series D convertible preferred stock, par value $1.00 per share and no initial stated liquidation preference

(the cash payment plus whichever series of convertible preferred stock that a holder elects to receive, the “Exchange Consideration”) for each $1,000 principal amount of Debentures pursuant to the Exchange Offer described in the Offer to Exchange, dated January 29, 2007 (the “Offer to Exchange”) if the holder’s Debentures are not immediately available or if such holder cannot deliver its Debentures and letter of transmittal (the “Letter of Transmittal”) (and any other documents required by the Letter of Transmittal) to Wells Fargo Bank, N.A. (the “Exchange Agent”) prior to 5:00 P.M., New York City Time, on Monday, March 5, 2007. The Exchange Consideration will be in full satisfaction of the principal amount of, and any accrued but unpaid interest through the consummation of the Exchange Offer on, the Debentures so tendered and accepted. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight courier) or by mail to the Exchange Agent. See “The Exchange Offer — Guaranteed Delivery” in the Offer to Exchange.

The Exchange Agent for the Exchange Offer is:
Wells Fargo Bank, N.A.

By Overnight Courier or Mail:	By Registered or Certified Mail:	By Hand:

Wells Fargo Bank, N.A. Corporate Trust Operations MAC N9303-121 6th & Marquette Avenue Minneapolis, MN 55479	Wells Fargo Bank, N.A. Corporate Trust Operations MAC N9303-121 P.O. Box 1517 Minneapolis, MN 55480	Wells Fargo Bank, N.A. Corporate Trust Services Northstar East Bldg. – 12th Floor 608 2nd Avenue South Minneapolis, MN 55402

Attn: Reorg (if by mail, registered or certified recommended)	Attn: Reorg	Attn: Reorg

By Facsimile:	To Confirm by Telephone:

(612) 667-6282 Attn: Bondholder Communications	(800) 344-5128; or (612) 667-9764 Attn: Bondholder Communications

For Information: (612) 667-9764

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA A FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an eligible institution (as defined in the Offer to Exchange), such signature guarantee must appear in the applicable space provided on the Letter of Transmittal for Guarantee of Signatures.

Ladies and Gentlemen:

The undersigned hereby tenders to DOV Pharmaceutical, Inc. (the “Company”) the principal amount of Debentures indicated below, upon the terms and subject to the conditions contained in the Offer to Exchange and the Letter of Transmittal, receipt of which is hereby acknowledged.  The undersigned elects to receive the Exchange Consideration as follows (please check applicable box):

☐

a cash payment of $212.50 plus 8 shares of new series C convertible preferred stock, par value $1.00 per share and liquidation preference $100 per share, which new series C convertible preferred stock:

(i)

votes with the Company’s common stock on an as-converted basis and votes as a class on certain matters,

(ii)

has an initial liquidation preference of $100 per share,

(iii)

is senior in a liquidation to the alternative series D convertible preferred stock,

(iv)

is convertible into common stock, and

(v)

mandatorily converts into common stock upon certain events as described in the Offer to Exchange;

Or
☐

a cash payment of $212.50 plus 8 shares of alternative series D convertible preferred stock, par value $1.00 per share, which alternative series D convertible preferred stock:

(i)

has no voting rights except as required by law,

(ii)

has no initial stated liquidation preference,

(iii)

is junior to the new series C convertible preferred stock,

(iv)

is convertible into common stock, although there are restrictions on a holder’s ability to convert if such holder would beneficially own in excess of 9.9% of the Company’s capital stock entitled to vote generally; and

(v)

is not mandatorily convertible into common stock upon the occurrence of those events that cause the new series C convertible preferred stock.

The Company urges all holders of Debentures to read the Offer to Exchange, including those portions of the Offer to Exchange that compare the rights, preferences, powers and privileges of the new series C convertible preferred stock and the alternative series D convertible preferred stock.

[Notice of Guaranteed Delivery Continued on Next Page]

The undersigned agrees that tenders of Debentures pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date as provided in the Offer to Exchange. All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

DESCRIPTION OF DEBENTURES TENDERED
Name of Tendering Holder	Name and Address of Registered Holder as it appears on the Debentures Name of Tendering Holder (Please print)	Certificate Number(s) for Debentures Tendered	Principal Amount of Debentures Tendered

PLEASE SIGN HERE

X	________________________, 2007

X	________________________, 2007

X	________________________, 2007
Signature(s) of Owner	Date

The above must be signed by the holder(s) of Debentures as their name(s) appear(s) on certificates for Debentures or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement, with such authorizing documents to be transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below.

Please print name(s) and address(es)

Name(s)

Capacity:

Address:

☐	The Depository Trust Company
(Check if Debentures will be tendered by book-entry transfer)

Account Number:

THE GUARANTEE ON THE FOLLOWING PAGE MUST BE COMPLETED.

GUARANTEE OF DELIVERY
(NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a member of a recognized signature guarantee medallion program within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees to deliver to the Exchange Agent at one of its addresses set forth above, the certificates representing the Debentures (or a confirmation of book-entry transfer of such Debentures into the Exchange Agent’s account at The Depository Trust Company), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and any other documents required by the Letter of Transmittal within three NASDAQ trading days after the date of execution of this Notice of Guaranteed Delivery.

Name of Firm:
(Authorized signature)

Address:	Title:

Name:
(Please type or print)

(Zip Code)	Date:

Area Code and Telephone No.

NOTE:

DO NOT SEND DEBENTURES WITH THIS NOTICE OF GUARANTEED DELIVERY. DEBENTURES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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